 As filed with the Securities and Exchange Commission on December 28, 2005

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SuperDirectories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	14-1817301
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

5337 Route 374
Merrill, New York	12955
(Address of principal executive offices)	(Zip code)

SuperDirectories Compensation Contract and Option Plan
(Full Tiltle of Plan)

Charles B. Jarrett, Esquire

Griffith, McCague & Wallace, P.C.

The Gulf Tower, 38th Floor

707 Grant Street

Pittsburgh, PA 15219

(412) 803-3690

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate	Amount of
Title of securities	Amount to be	price	offering	registration
to be registered	registered	per share	price	fee(1)

Common Stock, $0.01 par value	7,605,000 shares	$0.01	$76,050	$8.14

(1)                                  The fee is determined based upon the aggregate offering price and the maximum number of shares issued under the plan pursuant to Rule 457(h)(1).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information. Documents have been delivered to Participant.

Item 2.  Registrant Information and Employee Plan Annual Information Document has been delivered to Participant.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in the registration statement. All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to sale of all securities offered or deregistration of securities remaining unsold are deemed to be incorporated by reference in this registration statement and to be a part hereof upon the date of filing such documents.

(a) Registrant’s effective registration statement on Form 10-SB

(b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year (September 30, 2005) covered by Registrant’s Form 10-SB

(c) Securities being offered are registered pursuant to Section 12(g) of the Exchange Act, and the description of such securities contained in Item 8 of Part I of Registrant’s Form 10-SB is incorporated herein by reference

Item 4.    Description of Securities.

                Not applicable.

Item 5.    Interests of Named Experts and Counsel.

                Not applicable.

Item 6.    Indemnification of Directors and Officers

      There is no statute, charter or by-law provision or contract or other arrangement that insures or indemnifies a controlling person, director or officer of the Registrant that affects his liability in that capacity.

Item 7.    Exemption From Registration Claimed.

                Not applicable.

Item 8.    Exhibits

              (5) Opinion on Legality.

              (23) Consent of Counsel (Included in Exhibit 5).

Item 9.    Undertakings

              Regulation SB Items 512(a)

              1. The registrant will file during any period in which it offers or sells securities a post-effective amendment to this registration statement to include any additional or changed material information in the plan of distribution.
              2. The registrant will treat each post-effective amendment as a new registration statement of the shares offered and the offerings of securities at that time to the initial bona fide offering.
              3. Registrant will file a post-effective amendment to remove from registration any of the securities remaining unsold at the end of the offering.

              Regulation SB, Item 512(b)
               Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Merrill, State of New York, on December 22, 2005.

By: /s/ Luke Lalonde
Sole Director and President

      Pursuant to the requirement of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

By: /s/ Luke Lalonde
Luke Lalonde Sole Director and President
Date: December 22, 2005